Exhibit 20(k)

SEARS CREDIT ACCOUNT MASTER TRUST II

SERIES 1999-2

2000 ANNUAL STATEMENT

     Pursuant to the terms of the letter issued by the Securities and Exchange

     Commission dated June 30, 1995 (granting relief to the Trust from certain reporting requirements of the Securities Exchange Act of 1934, as amended),

     aggregated information regarding the performance of Accounts and payments to Investor Certificateholders in respect of the Due Periods related to the twelve Distribution Dates which occurred in 2000 is set forth below.

     1)  The total amount of the distribution to Investor

         Certificateholders during 2000, per $1,000 interest.

         Class A                                                       $63.50

         Class B                                                        $0.00

         Class C                                                        $0.00

     2)  The amount of the distribution set forth in paragraph

         1 above in respect of interest on the Investor

         Certificates, per $1,000 interest.                            $63.50

         Class A                                                        $0.00

         Class B                                                        $0.00

         Class C

     3)  The amount of the distribution set forth in paragraph

         1 above in respect of principal on the Investor

         Certificates, per $1,000 interest.

         Class A                                                        $0.00

         Class B                                                        $0.00

         Class C                                                        $0.00

     4)  The aggregate amount of Collections of

         Principal Receivables processed during

         the related Due Periods.                           $6,326,017,931.36

     5)  The aggregate amount of Collections of

         Finance Charge Receivables processed

         during the related Due Periods.                    $1,986,042,050.06

     6)  The aggregate amount of Collections of

         Principal Receivables processed during the

         related Due Periods which were allocated

         in respect of the Investor Certificates.           $4,951,216,042.12

     7)  The aggregate amount of Collections of

         Finance Charge Receivables processed during

         the related Due Periods which were allocated

         in respect of the Investor Certificates.           $1,554,167,904.95

     8)  The aggregate amount of Additional Allocable

         Amounts processed during the related Due

         Periods which were allocated in respect of

         the Investor Certificates.                           $170,671,216.88

     9)  The aggregate amount of Collections of

         Principal Receivables processed during the

         related Due Periods which were allocated

         in respect of the Seller Certificates.             $1,374,801,889.24

     10) The aggregate amount of Collections of

         Finance Charge Receivables processed during

         the related Due Periods which were allocated

         in respect of the Seller Certificates.               $431,874,145.11

     11) The aggregate amount of Additional Allocable

         Amounts processed during the related Due

         Periods which were allocated in respect of

         the Seller Certificates.                                       $0.00

     12) The excess of the Investor Charge-Off Amount

         over the sum of (i) payments in respect of the

         Available Subordinated Amount and (ii) Excess

         Servicing, if any (an "Investor Loss"), per

         $1,000 interest.                                               $0.00

     13) The aggregate amount of Investor Losses in the

         Trust as of the end of the day on December 15,

         2000, per $1,000 interest.                                     $0.00

     14) The total reimbursed to the Trust from the sum

         of the Available subordinated Amount and Excess

         Servicing, if any, in respect of Investor Losses,

         per $1,000 interest.                                           $0.00

     15) The amount of the Investor Monthly Servicing Fee

         payable by the Trust to the Servicer.                $154,548,339.80

     16) The Class A and Class B Controlled Amortization

         Amount Shortfall, as of the end of the reportable

         year.                                                          $0.00